UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, Christopher O’Malley became Compuware Corporation’s (“Compuware”) President of Mainframe Operations, replacing Kris Manery as the head of Compuware’s Mainframe business unit.  Mr. Manery remains employed as Senior Vice President Mainframe.

Mr. O’Malley, age 51, most recently served as the CEO of VelociData, a provider of leading-edge Big Data solutions from 2013 to 2014.  He was also the CEO of Nimsoft and held a variety of executive positions, including EVP of the Cloud Products & Solutions Business Line and EVP of the Mainframe business unit, at CA Technologies between 1988 and 2012.

Mr. O’Malley will receive an annual base salary of $500,000 and receive standard health and welfare benefits. In addition, he will receive on August 1, 2014 a grant of 295,000 time-vested stock options that vest 25% per year over four years.  Mr. O’Malley will also participate in Compuware’s executive incentive program consistent with the terms applicable to other named executive officers at the following levels:  an annual cash bonus at 100% of his base salary at target if performance measures are achieved; and a long-term incentive at 200% of his base salary, the value of which is divided in thirds, with one third payable in cash as long-term performance cash, one third granted in performance-based stock options and one third granted in time-based RSUs. The performance-based stock options and restricted stock units will be granted on August 1, 2014.  The long-term performance cash is based on attainment of annual targets and is payable in two years if Mr. O’Malley is still employed by Compuware as of the date of payment.

In addition, Compuware entered into a severance agreement with Mr. O’Malley which provides one-times the sum of his base salary plus annual bonus at target, 12 months of health and welfare benefits, and accelerated vesting of equity awards in the event of termination of his employment without cause or for good reason within 12 months following a change in control of the Company.

Item 7.01 Regulation FD Disclosure.

On July 21, 2014, Compuware announced the hiring of Mr. O’Malley as head of its Mainframe business unit.  A copy of the press release is furnished with the Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: July 24, 2014	By:	/s/Joseph R. Angileri
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated July 21, 2014.